UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

905 West Fulton Market, Suite 200, Chicago, Illinois 60607

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Class A Common Stock, no par value	MDLZ	The Nasdaq Global Select Market
1.625% Notes due 2027	MDLZ27	The Nasdaq Stock Market LLC
0.250% Notes due 2028	MDLZ28	The Nasdaq Stock Market LLC
0.750% Notes due 2033	MDLZ33	The Nasdaq Stock Market LLC
2.375% Notes due 2035	MDLZ35	The Nasdaq Stock Market LLC
4.500% Notes due 2035	MDLZ35A	The Nasdaq Stock Market LLC
1.375% Notes due 2041	MDLZ41	The Nasdaq Stock Market LLC
3.875% Notes due 2045	MDLZ45	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Mondelēz International, Inc. and subsidiaries (collectively, “we,” “our” or “Mondelēz International”) are furnishing this current report to provide supplemental non-GAAP financial information related to the retrospective impact of (1) our May 8, 2022 sale of JDE Peet’s (“JDEP”) shares, (2) our July 7, 2022 sale, of a business in Argentina which included several local brands and a manufacturing facility, and (3) the September 1, 2022 expiration of a Kraft Heinz Company (“KHC”) license agreement to produce and sell Kraft mayonnaise in Latin American countries, predominately Mexico.

Due to our reporting of JDEP’s results on a one-quarter lag basis, the impact of the sale of the JDEP shares will affect our non-GAAP financial results beginning with our third quarter ended September 30, 2022. Consistent with our definitions of our non-GAAP financial measures, we will reflect the partial sale of our equity method investment in JDEP as well as the sale of a business in Argentina and the expiration of our KHC license agreement to produce and sell Kraft mayonnaise as divestitures. These changes will result in the recasting of our historical non-GAAP financial results and provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business.

Change to our Historical Non-GAAP Financial Results in Connection with our Sale of JDEP Shares

As previously disclosed in our Quarterly Report on Form 10-Q for the three months ended June 30, 2022, we sold approximately 18.6 million of our JDEP shares back to JDEP on May 8, 2022, which reduced our ownership interest by approximately 3.0% to 19.8% of the total outstanding shares. We received €500 million ($529 million) of proceeds and recorded a loss of €8 million ($8 million) during the second quarter of 2022.

We consider the approximately 3.0% ownership reduction resulting from this sale of shares a partial sale of our equity method investment in JDEP. Consistent with our definitions of our non-GAAP financial measures, we consider this sale to be a divestiture. Due to our reporting of JDEP’s results on a one-quarter lag basis, the impact of the sale of these shares will affect our non-GAAP financial results beginning with the third quarter ended September 30, 2022. As such, we have removed the equity method investment net earnings results related to this partial sale of our equity method investment in JDEP from our non-GAAP financial results for Adjusted EPS for all historical periods presented. Our U.S. GAAP results, which include our historical equity method investment net earnings from JDEP, did not change from what was previously reported.

Change to our Historical Non-GAAP Financial Results in Connection with our Sale of a business in Argentina and the expiration of our KHC license agreement to produce and sell Kraft Mayonnaise

On July 7, 2022, we completed the sale of a business in Argentina including several local gum and candy brands and a manufacturing facility. In addition, our KHC license agreement to produce and sell Kraft mayonnaise in Latin America countries, predominately Mexico, expired on September 1, 2022. Consistent with the definitions of our non-GAAP financial measures, we consider these transactions to be divestitures and we removed the results of these operations from our non-GAAP financial results for Organic Net Revenue, Adjusted Gross Profit, Adjusted Operating Income and Adjusted EPS for all historical periods presented. Our U.S. GAAP results, which include the results of these divested operations through the divestiture closing date or license agreement expiration date noted above, did not change from what was previously reported.

Recast Amounts Reflecting Changes in Historical Non-GAAP Results

See the summary chart below and Exhibit 99.1 for the unaudited GAAP and recast non-GAAP financial information for the first two quarters and six months of 2022, all quarters of 2021 and 2020, and the years ended December 31, 2021, and 2020. This supplemental disclosure does not amend any disclosure contained in any of our prior filings with the Securities and Exchange Commission.

Mondelēz International, Inc. and Subsidiaries

Recast Amounts Reflecting Change Due to Divestiture

(in millions of U.S. dollars, except per share data)

(Unaudited)

	2020	2021	2022	2020				2021				2022
	FY	FY	H1	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Reported (GAAP)
Gross Profit	$10,446	$11,254	$5,624	$2,451	$2,331	$2,792	$2,872	$2,966	$2,631	$2,824	$2,833	$2,983	$2,641
Operating Income	3,853	4,653	2,021	856	713	1,135	1,149	1,283	872	1,294	1,204	1,094	927
Equity method investment net earnings	421	393	215	121	106	84	110	78	107	105	103	117	98
Provision for income taxes	1,224	1,190	411	148	341	391	344	212	398	342	238	210	201
Net earnings attributable to Mondelēz International	3,555	4,300	1,602	736	544	1,119	1,156	961	1,078	1,258	1,003	855	747
Diluted earnings per share attributable to Mondelēz International	$2.47	$3.04	$1.15	$0.51	$0.38	$0.78	$0.80	$0.68	$0.76	$0.89	$0.71	$0.61	$0.54

Adjusted (Non-GAAP) - As Recast
Gross Profit	$10,519	$11,096	$5,763	$2,653	$2,349	$2,658	$2,859	$2,864	$2,648	$2,744	$2,840	$3,007	$2,756
Operating Income	4,399	4,765	2,474	1,104	943	1,163	1,189	1,291	1,073	1,230	1,171	1,377	1,097
Equity method investment net earnings	358	401	187	89	95	82	92	112	95	88	106	107	80
Provision for income taxes	878	983	533	196	122	278	282	250	232	276	225	319	214
Net earnings attributable to Mondelēz International	3,666	4,020	2,074	938	868	913	947	1,113	922	992	993	1,158	916
Diluted earnings per share attributable to Mondelēz International	$2.54	$2.85	$1.49	$0.65	$0.60	$0.63	$0.66	$0.78	$0.65	$0.70	$0.71	$0.83	$0.66

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our recast non-GAAP financial results for Organic Net Revenue, Adjusted Gross Profit and Adjusted Operating Income, due to the sale of several of our local Argentinean gum and candy brands and the expiration of our KHC license to produce and sell Kraft mayonnaise in Latin America countries, predominately Mexico, and for Adjusted EPS, due to the above mentioned business transactions as well as the partial sale of our equity method investment in JDEP, for the first two quarters and six months of 2022, all quarters of 2021 and 2020, and the years ended December 31, 2021 and 2020.

•	Schedule 1 provides reconciliations of the differences between reported Net Revenues (GAAP) and the recast Organic Net Revenue (non-GAAP) measures.

•	Schedule 2 provides reconciliations of the differences between reported Gross Profit and Operating Income (GAAP) and the recast Adjusted Gross Profit and Adjusted Operating Income (non-GAAP) measures.

•	Schedule 3 provides reconciliations of the differences between reported Operating Income (GAAP) and the recast Adjusted Operating Income (non-GAAP) by reportable segment.

•

Schedule 4 provides reconciliations of the differences between reported (GAAP) financial measures for Operating Income to Net Earnings Attributable to Mondelēz International and the recast Adjusted (non-GAAP) financial measures for these items. Equity method investment net earnings and provision for income taxes are components used to calculate net earnings and diluted earnings per share attributable to Mondelēz International.

•	Schedule 5 provides reconciliations between reported Diluted EPS attributable to Mondelēz International (GAAP) and the recast Adjusted EPS (non-GAAP) for comparative periods.

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results, and provide additional insight and transparency on how we evaluate our business. For additional information regarding our non-GAAP financial measures, see Exhibit 99.2.

This information, including Exhibits 99.1 and 99.2, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and it will not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being furnished with this Current Report on Form 8-K.

99.1	Financial schedules – Unaudited GAAP and Non-GAAP Financial Information.

99.2	Non-GAAP Financial Measures – Additional Information.

104	The cover page from Mondelēz International, Inc.’s Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Luca Zaramella
Name:	Luca Zaramella
Title:	Executive Vice President and Chief Financial Officer

Date: October 11, 2022

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